                                                                   EXHIBIT 10.12




                          STOCKHOLDER VOTING AGREEMENT

                                  BY AND AMONG



                             NESTLE HOLDINGS, INC.,

                                 T. Gary Rogers,
                               Kathleen T. Rogers,
         individually and as Co-Trustees of the Rogers Revocable Trust,
                  and as Co-Trustees of the Four Rogers Trust,

                                       and

                             William F. Cronk, III,
                                 Janet M. Cronk,
          individually and as Co-Trustees of the Cronk Revocable Trust,

                            Dated as of June 16, 2002

                          STOCKHOLDER VOTING AGREEMENT

This STOCKHOLDER VOTING AGREEMENT (this "Agreement") is entered into as of June 16, 2002, by and among Nestle Holdings, Inc., a Delaware corporation ("Nestle"),
T. Gary Rogers, Kathleen T. Rogers, individually and as Co-Trustees of the Rogers Revocable Trust and the Four Rogers Trust, and William F. Cronk, III and Janet M. Cronk, individually and as Co-Trustees of the Cronk Revocable Trust (collectively, the "Stockholders").

                              W I T N E S S E T H:

      WHEREAS, as of the date hereof, each Stockholder has voting power or power to direct the voting of the number of shares of common stock, par value $1.00 per share (the "Common Stock"), of Dreyer's, a Delaware corporation ("Dreyer's"), set forth opposite such Stockholder's name on Schedule I hereto, as such shares may be adjusted by stock dividend, stock split, recapitalization, combination, merger, consolidation, reorganization or other change in the capital structure of Dreyer's affecting the Common Stock (such shares of Common Stock, together with any other shares of Common Stock the voting power over which is acquired by any Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, are collectively referred to herein as the "Subject Shares");

      WHEREAS, Nestle, NICC Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Nestle ("Contributing Subsidiary"), Dreyer's, New December, Inc., a Delaware corporation and wholly-owned subsidiary of Dreyer's ("New Dreyer's"), and December Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of New Dreyer's ("Merger Sub") propose to enter into an Agreement and Plan of Merger and Contribution, dated as of the date hereof (the "Merger Agreement"), pursuant to which (i) Nestle will cause Contributing Subsidiary to, and Contributing Subsidiary will, contribute to New Dreyer's all of the equity interests of Nestle Ice Cream Company, LLC, a Delaware limited liability company ("NICC") and wholly-owned subsidiary of Contributing Subsidiary with NICC becoming a wholly-owned subsidiary of New Dreyer's, (ii) Nestle will contribute the shares of common stock of Dreyer's owned by it to New Dreyer's in exchange for shares of New Dreyer's, and (iii) Merger Sub will merge with and into Dreyer's, with Dreyer's as the surviving corporation in the Merger becoming a wholly-owned subsidiary of New Dreyer's (the "Merger");

      WHEREAS, as a condition to and inducement to Nestle's and Contributing Subsidiary's willingness to enter into the Merger Agreement, and in consideration therefor, each Stockholder is executing this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.1 CAPITALIZED TERMS. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

      SECTION 1.2 OTHER DEFINITIONS. For purposes of this Agreement:

      (a) "Affiliate" means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. For purposes of this Agreement, with respect to each Stockholder, the term "Affiliate" shall not include Dreyer's and the Persons that directly, or indirectly through one or more intermediaries, are controlled by Dreyer's.

      (b) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group.

      (c) "Representative" means, with respect to any particular Person, any director, officer, employee, accountant, consultant, legal counsel, investment banker, advisor, agent or other representatives of such Person.


                                   ARTICLE II
                     VOTING AGREEMENT AND IRREVOCABLE PROXY

      SECTION 2.1 AGREEMENT TO VOTE THE SUBJECT SHARES. Each Stockholder, in its capacity as such, hereby agrees that, during the period commencing on the date hereof and continuing until the termination of this Agreement (such period, the "Voting Period"), at any meeting (or any adjournment or postponement thereof) of Dreyer's stockholders, however called, such Stockholder shall be present at such meeting and shall vote (or cause to be voted) its Subject Shares (x) in favor of the approval and adoption of the Merger Agreement, the Merger and the transactions contemplated thereby (and any actions required in furtherance thereof), (y) against any action, proposal, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Dreyer's contained in the Merger Agreement or of any Stockholder contained in this Agreement, and (z) except with the written consent of Nestle, against the following actions or proposals (other than the transactions contemplated by the Merger Agreement): (i) any Business Combination Proposal; and (ii) (A) any change in the Persons who constitute the board of directors of Dreyer's that is not approved in advance by at least a majority of the persons who were directors of Dreyer's as of the date of this Agreement (or their successors who were so approved); (B) any material change in the capitalization of Dreyer's or any amendment of Dreyer's certificate of incorporation or bylaws; (C) any other material change in Dreyer's corporate structure or business; or (D) any other action or proposal involving Dreyer's or any of its subsidiaries that is intended, or could reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the Merger Agreement; provided, however, that nothing in this Agreement shall limit or affect any signatory hereto solely in his capacity as a member of the board of directors or officer of Dreyer's;

provided, further, that nothing in this Agreement shall be interpreted as obligating the Stockholders to exercise any options to acquire shares of Common Stock. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Each Stockholder agrees not to enter into any agreement or commitment with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Agreement or the Merger Agreement.

      SECTION 2.2 GRANT OF IRREVOCABLE PROXY. Each Stockholder hereby appoints Nestle and any designee of Nestle, and each of them individually, as such Stockholder's proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the Voting Period with respect to the Subject Shares in accordance with Section 2.1. This proxy is given to secure the performance of the duties of each Stockholder under this Agreement. The Stockholders shall promptly cause a copy of this Agreement to be deposited with Dreyer's at its principal place of business. Each Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

      SECTION 2.3 NATURE OF IRREVOCABLE PROXY. The proxy and power of attorney granted pursuant to Section 2.2 by each Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Stockholder. The power of attorney granted by each Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.


                                   ARTICLE III
                                    COVENANTS

      SECTION 3.1 GENERALLY. (a) Except for pledges in existence as of the date hereof, each stockholder agrees that during the Voting Period, except as contemplated by the terms of this Agreement, it shall not (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a "Transfer"), or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any or all of the Subject Shares; or (ii) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement.

      (b) In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term "Subject Shares" shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction.

      SECTION 3.2 STANDSTILL OBLIGATIONS OF STOCKHOLDERS. Each Stockholder, jointly and severally, covenants and agrees with Nestle that, during the Voting
Period:

      (a) Such Stockholder shall not, nor shall such Stockholder permit any controlled Affiliate of such Stockholder to, nor shall such Stockholder act in concert with or permit any controlled Affiliate to act in concert with any Person to make, or in any manner participate in, directly or indirectly, a "solicitation" of "proxies" (as such terms are used in the rules of the Securities and Exchange Commission) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Common Stock in connection with any vote or other action on any matter related to a Business Combination, other than to recommend that stockholders of Dreyer's vote in favor of the approval and adoption of the Merger Agreement, the Merger and the transactions contemplated thereby and otherwise as expressly provided by Article II of this Agreement.

      (b) Such Stockholder shall not, nor shall such Stockholder permit any controlled Affiliate of such Stockholder to, nor shall such Stockholder act in concert with or permit any controlled Affiliate to act in concert with any Person to, deposit any shares of Common Stock in a voting trust or subject any shares of Common Stock to any arrangement or agreement with any Person with respect to the voting of such shares of Common Stock, except as provided by
Article II of this Agreement.

      (c) Such Stockholder shall not, and shall cause its Representatives not to, directly or indirectly, through any officer, director, agent or otherwise, nor shall such Stockholder permit any controlled Affiliate of such Stockholder to, take any action or in contravention or which could reasonably be deemed to be in contravention of the terms and provisions set forth in Section 5.9 of the Merger Agreement. Such Shareholder agrees that it will, and shall cause its Representatives and controlled Affiliates to, take all actions in support of and in furtherance of the terms and provisions set forth in Section 5.9 of the Merger Agreement.


                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

      Each Stockholder hereby represents and warrants, jointly and severally, to Nestle as follows:

      SECTION 4.1 AUTHORIZATION. The execution, delivery and performance by each Stockholder of this Agreement are within the powers of each Stockholder and, if Stockholder is an entity, such execution, delivery and performance have been duly authorized by all necessary action of such entity and the individual signing this Agreement on behalf of such Stockholder represents he or she is authorized to bind the entity thereby. This Agreement constitutes a valid and binding Agreement of each Stockholder, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the effect of general principles of equity.

      SECTION 4.2 OWNERSHIP OF SHARES. Schedule I sets forth, opposite each Stockholder's name, the number of shares of Common Stock over which such Stockholder has record and voting power as of the date hereof. As of the date hereof, each Stockholder is the lawful owner of the shares of Common Stock denoted as being owned by such Stockholder on
Schedule I and has the sole power to vote (or cause to be voted) such shares of Common Stock. Except as set forth on such Schedule I, no Stockholder nor any Affiliate of a Stockholder owns or holds any right to acquire any additional shares of any class of capital stock of Dreyer's or other securities of Dreyer's or any interest therein or any voting rights with respect to any securities of Dreyer's. Each Stockholder has not granted any proxies or entered into any voting agreement and has good and valid title to the Common Stock denoted as being owned by such Stockholder on Schedule I, free and clear of any and all pledges, mortgages, liens, charges, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever.

      SECTION 4.3 NO CONFLICTS. (i) No filing with any governmental authority, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by any Stockholder and (ii) none of the execution and delivery of this Agreement by the Stockholders or compliance by any Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of any Stockholder, (B) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which any Stockholder is a party or by which any Stockholder or any of its Subject Shares or assets may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as could not reasonably be expected to impair any Stockholder's ability to perform its obligations under this Agreement.

      SECTION 4.4 RELIANCE BY NESTLE. Each Stockholder understands and acknowledges that Nestle is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder.


                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF NESTLE

      Nestle hereby represents and warrants to the Stockholders as follows:

      SECTION 5.1 AUTHORIZATION. Nestle is a company duly organized and validly existing under the laws of the jurisdiction of its incorporation. Nestle has all necessary corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement by Nestle have been duly authorized by all necessary action on the part of Nestle.

      SECTION 5.2 NO CONFLICTS. (i) No filing with any governmental authority, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by Nestle and (ii) none of the execution and delivery of this Agreement by Nestle shall (A) conflict with or result in any breach of the organizational documents of Nestle, (B) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Nestle is a party or by which Nestle or any of its assets may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as could not reasonably be expected to impair Nestle's ability to perform its obligations under this Agreement.

      SECTION 5.3 RELIANCE BY THE STOCKHOLDERS. Nestle understands and acknowledges that the Stockholders are entering into this Agreement in reliance upon the execution and delivery of the Merger Agreement by Nestle.


                                   ARTICLE VI
                                   TERMINATION

      SECTION 6.1 TERMINATION. This Agreement shall terminate, and none of Nestle or any Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of (i) the mutual consent of Nestle and the Stockholders, (ii) the date following the conclusion of the Dreyer's Stockholders Meeting (after any adjournments or postponements thereof) and (iii) the date of termination of the Merger Agreement in accordance with its terms, provided, however, that termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party's breach of any of the terms of this Agreement. Notwithstanding the foregoing, (i) Sections 7.1, 7.6, 7.7, 7.8, 7.16, and 7.17 of this Agreement shall survive the termination of this Agreement and (ii) if the Required Dreyer's Vote is obtained at the Dreyer's Stockholders Meeting, then the covenant set forth in Section 3.1(a) shall survive until the earlier to occur of the Effective Time or the date of termination of the Merger Agreement in accordance with its terms.

      SECTION 6.2 RIGHT OF FIRST REFUSAL AGREEMENTS. The parties hereto acknowledge and agree that the Right of First Refusal Agreement, by and between
T. Gary Rogers and Kathleen T. Rogers, individually and as Co-Trustees of the Rogers Revocable Trust and Nestle Holdings, Inc., dated as of June 14, 1994, the Agreement regarding Right of First Refusal, among Nestle Holdings, Inc., Bank of America National Trust and Savings Association and T. Gary Rogers and Kathleen
T. Rogers, individually and as Co-Trustees of the Rogers Revocable Trust and as Co-Trustees of the Four Rogers Trust, dated as of June 14, 1994, the Right of First Refusal Agreement, by and between William F. Cronk, III, and Janet M. Cronk, individually and as Co-Trustees of the Cronk Revocable Trust and Nestle Holdings, Inc., dated as of June 14, 1994, and the Agreement Regarding Right of First Refusal, among Nestle Holdings, Inc., Bank of America National Trust and Savings Association and William F. Cronk, III and Janet M. Cronk, individually and as Co-Trustees of the Cronk Revocable Trust, dated as of June 14, 1994 (the "ROFR Agreements") shall be terminated, so long as there has been no breach of the ROFR Agreements, as of the Effective Time. The ROFR Agreements shall remain in full force and effect between the date hereof and the Effective Time and, in the event that the Effective Time does not occur for any reason, the ROFR Agreements shall continue to remain in effect in all respects in accordance with their terms.


                                   ARTICLE VII
                                  MISCELLANEOUS

      SECTION 7.1 APPRAISAL RIGHTS. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable law.

      SECTION 7.2 PUBLICATION. Each Stockholder hereby permits Nestle to publish and disclose in the Dreyer's Proxy Statement and the Dreyer's Registration Statement (including all documents and schedules filed with the Securities and Exchange Commission) its identity and ownership of shares of Common Stock and the nature of its commitments, arrangements and understandings pursuant to this Agreement; provided, however, that such publication and disclosure is subject in all cases to the prior review and comment by the Stockholders.

      SECTION 7.3 HSR REQUIREMENTS. Each Stockholder agrees promptly to make all necessary filings, if any, and thereafter make any other required submissions, if any, with respect to the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, any antitrust and competition laws of any other applicable jurisdiction and any other applicable law. Each Stockholder shall cooperate with Nestle in connection with the making of any such filings referenced in the preceding sentence, including providing copies of all such documents to Nestle and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith.

      SECTION 7.4 FURTHER ACTIONS. Each of the parties hereto agrees that it will use its reasonable best efforts to do all things necessary to effectuate this Agreement.

      SECTION 7.5 FEES AND EXPENSES. Each of the parties shall be responsible for its own fees and expenses (including, without limitation, the fees and expenses of financial consultants, investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby and by the Merger Agreement.

      SECTION 7.6 AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

      SECTION 7.7 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

      SECTION 7.8 PUBLIC ANNOUNCEMENTS. Subject to its respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), each Stockholder agrees to consult with Nestle before issuing, or permitting any agent or Affiliate to issue, and provide Nestle with the opportunity to review and make reasonable comment upon, any press releases or otherwise making or permitting any agent or Affiliate to make, any public statements with respect to the Merger Agreement or this Agreement and the transactions contemplated thereby and hereby and, except as may be required by applicable Law, will not issue any such press release or make any such public statement prior to such consultation.

      SECTION 7.9 NOTICES. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (with confirmation) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:

      If to Nestle, addressed to it at:

                  Nestle Holdings, Inc.
                  c/o Nestle USA, Inc.
                  800 North Brand Boulevard
                  Glendale, CA 91203
                  Attn: General Counsel

                  with a copy to:

                  Latham & Watkins
                  633 West Fifth Street, Suite 4000
                  Los Angeles, CA  90071
                  Fax:   (213) 891-8763
                  Attn:  Mary Ellen Kanoff

      If to any Stockholder, addressed as per the Stockholder's address on
Schedule I.

      SECTION 7.10 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 7.11 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 7.12 ENTIRE AGREEMENT. This Agreement (together with the Merger Agreement, to the extent referred to herein) constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

      SECTION 7.13 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the parties, except that Nestle may assign and transfer its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Nestle.

      SECTION 7.14 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      SECTION 7.15 MUTUAL DRAFTING. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

      SECTION 7.16 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY.

      (a) This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the application of Delaware principles of conflicts of laws.

Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court, and (v) hereby appoints RLF Service Corp., One Rodney Square, P. O. Box 551, Wilmington, Delaware 19899, as agent for service of process in Delaware. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.10. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY

OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 7.16(b).

      SECTION 7.17 COUNTERPARTS. This Agreement may be executed in counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                                    * * * * *

      IN WITNESS WHEREOF, Nestle and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                    NESTLE HOLDINGS, INC.
                                    a Delaware corporation


                                    By:  /s/ Kristin Adrian
                                         -------------------------
                                        Name: Kristin Adrian
                                        Title: Senior Vice President,
                                               General Counsel

                                   T. GARY ROGERS


                                   /s/ T. Gary Rogers
                                   --------------------------------------------
                                   T. Gary Rogers


                                   KATHLEEN T. ROGERS


                                   /s/ Kathleen T. Rogers
                                   --------------------------------------------
                                   Kathleen T. Rogers



                                   THE ROGERS REVOCABLE TRUST


                                   By: /s/ T. Gary Rogers
                                       ----------------------------------------
                                       Name:  T. Gary Rogers
                                       Title: Co-Trustee


                                   By: /s/ Kathleen T. Rogers
                                       ----------------------------------------
                                       Name:  Kathleen T. Rogers
                                       Title: Co-Trustee



                                   THE FOUR ROGERS TRUST


                                   By: /s/ T. Gary Rogers
                                       ----------------------------------------
                                       Name:  T. Gary Rogers
                                       Title: Co-Trustee


                                   By: /s/ Kathleen T. Rogers
                                       ----------------------------------------
                                       Name:  Kathleen T. Rogers
                                       Title: Co-Trustee

                                    WILLIAM F. CRONK III

                                    /s/ William F. Cronk III
                                    -------------------------------------------
                                    William F. Cronk III

                                    JANET M. CRONK

                                    /s/ Janet M. Cronk
                                    -------------------------------------------
                                    Janet M. Cronk

                                    THE CRONK REVOCABLE TRUST

                                By: /s/ William F. Cronk III
                                    -------------------------------------------
                                    Name:  William F. Cronk III
                                    Title: Co-Trustee

                                By: /s/ Janet M. Cronk
                                    -------------------------------------------
                                    Name:  Janet M. Cronk
                                    Title: Co-Trustee

                                   Schedule I
                            Ownership of Common Stock



                                                      Number of
             Name and Address of Stockholder            Shares
             -------------------------------          ---------

      T. Gary Rogers and Kathleen T. Rogers,          2,767,072
      individually, as Co-Trustees of the Rogers
      Revocable Trust and as Co-Trustees of the
      Four Rogers Trust
      c/o Dreyer's Grand Ice Cream, Inc.
      5929 College Ave.
      Oakland, CA 94618

      William F. Cronk III and Janet M. Cronk,        1,299,922
      individually and as Co-Trustees of the Cronk
      Revocable Trust
      c/o Dreyer's Grand Ice Cream, Inc.
      5929 College Ave.
      Oakland, CA 94618


Each of Mr. Rogers and Mr. Cronk owns options to purchase 1,248,260 shares of Common Stock. If any such options are exercised during the term of this Agreement, such shares shall become "Subject Shares" for purposes of this Agreement. In addition, as described in the Company's Proxy Statement dated April 8, 2002, Mr. Rogers holds shares in a savings plan account as to which he has no voting power.